                                                                    EXHIBIT 23.1

INDEPENDENT  AUDITORS' CONSENT
The Board of Directors SCB Computer Technology, Inc.

We consent to the incorporation by reference in the Registration Statements Form S-8 No. 333-1590, Form S-8 No. 333-36971, Form S-8 No. 333-68343 and Form
S-8 No. 333-76118 of our report dated November 10, 2003, with respect to the consolidated balance sheets, statements of operations, stockholders' equity and cash flows of National Systems & Research Co. included in the Company's Form 8-K/A dated on or about November 12, 2003.



/s/ Stockman Kast Ryan & Co., L.L.P.

Colorado Springs, Colorado
November 11, 2003